UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2008

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13317 (Commission File Number)	13-3460176 (I.R.S. Employer Identification No.)

2200 Faraday Avenue, Suite 100, Carlsbad, CA (Address of principal executive offices)		92008 (Zip Code)
Registrant’s telephone number, including area code: (760) 931-5500
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Effective August 11, 2008 in accordance with our stock option grant policy and pursuant to our 2000 Amended and Restated Equity Incentive Plan, on August 6, 2008 the Compensation Committee of our Board of Directors approved the grant of stock options to purchase 75,000 shares of our common stock to each of Dana W. Kammersgard, our President and Chief Executive Officer, and Hanif I. Jamal, our Senior Vice President, Chief Financial Officer and Corporate Secretary. The options will terminate ten years after August 11, 2008, the effective date of grant, or earlier in the event the executive officer’s service to us is terminated, and have an exercise price per share of $2.36, the closing price of our common stock as reported on the Nasdaq Stock Market for Friday, August 8, 2008. Subject to the executive officer’s continued service to us, the shares of common stock subject to the options vest 25% on the first anniversary of the date of grant with the remaining shares vesting monthly over the following three years.
Effective August 11, 2008 and pursuant to our 2000 Amended and Restated Equity Incentive Plan, on August 6, 2008 the Compensation Committee also approved the grant of restricted stock covering 50,000 and 30,000 shares of our common stock to Mr. Kammersgard and Mr. Jamal, respectively. Subject to the executive officer’s continued service to us at the time of vesting, 1/3rd of the restricted stock shall vest upon our achievement of a net profit greater than $0 (calculated in accordance with our methodologies for financial reporting purposes and excluding share-based compensation expense, foreign currency gains or losses, severance expense, restructuring expense and any other non-recurring, one-time charge that the Compensation Committee, in its sole discretion, deems appropriate) (“Non-GAAP Net Profit”) for the quarter ending December 31, 2008; 1/3rd of the restricted stock shall vest upon our achievement of Non-GAAP Net Profit for the quarter ending March 31, 2009; and 1/3rd of the restricted stock shall vest upon our achievement of Non-GAAP Net Profit for the quarters ending December 31, 2008 and March 31, 2009.
In addition, in connection with his appointment as a member of the Operations Committee of our Board of Directors and as payment for services as a director in such capacity, the Board approved additional director compensation for Charles F. Christ, our Chairman of the Board, in the form of an additional annual retainer of $56,250 and a grant of restricted stock, effective August 11, 2008, covering 68,878 shares of our common stock. Subject to his continued service to us, 25% of the restricted stock vests on the first anniversary of the date of grant with the remaining shares vesting monthly over the following three years.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.
By:	/s/ Hanif I. Jamal
Hanif I. Jamal
Senior Vice President, Chief Financial Officer and Secretary

Date: August 12, 2008